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PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
SEC FILING - FORM 10-K - Year End 2000
EXHIBIT 12 - RATIO OF EARNINGS TO FIXED CHARGES

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Ratio of earnings to Fixed Charges                          2000            1999           1998            1997            1996
- ----------------------------------                      ------------    -------------   ------------    ------------   -------------

Earnings
     Income from Continuing Operations                       $ 58.4           $ 61.5         $ 60.3          $ 42.1          $ 43.5
Adjustments:
     Income taxes                                              37.4             37.6           35.7            24.8            28.8
     Fixed charges (as below)                                  40.9             42.8           44.1            46.7            46.3
                                                        ------------    -------------   ------------    ------------   -------------

              Total adjusted earnings                       $ 136.7          $ 141.9        $ 140.1         $ 113.6         $ 118.6
                                                        ============    =============   ============    ============   =============



Fixed charges:
     Net interest expense                                    $ 40.4           $ 41.7         $ 43.0          $ 46.0          $ 45.7
Adjustments:
     Interest component of rents                                0.1              0.0            0.1             0.4             0.3
     AFUDC debt                                                 0.4              1.1            1.0             0.3             0.3
                                                        ------------    -------------   ------------    ------------   -------------

              Total fixed charges                            $ 40.9           $ 42.8         $ 44.1          $ 46.7          $ 46.3
                                                        ============    =============   ============    ============   =============


                                                        ------------    -------------   ------------    ------------   -------------
Ratio of earnings to fixed charges                             3.3%             3.3%           3.2%            2.4%            2.6%
                                                        ============    =============   ============    ============   =============

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